Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

Investor Relations	Carl Hymans
Tiens Biotech Group (USA), Inc.	G. S. Schwartz & Co.
Tel: +86-22-8213-7915	Tel: 212-725-4500
Fax: +86-22-8213-7667	Fax: 212-725-9188
Email: investor@tiens-bio.com	Email: carlh@schwartz.com
http://www.tiens-bio.com

TIENS BIOTECH GROUP (USA) REPORTS SECOND QUARTER AND SIX-MONTH RESULTS

NEW YORK - August 14, 2008 -Tiens Biotech Group (USA), Inc. (the “Company” or “Tiens”, AMEX: TBV), www.tiens-bio.com, announced financial results for the second quarter and six months ended June 30, 2008.

For the second quarter ended June 30, 2008, revenue was $19.7 million, an increase of 37.2% compared to $14.3 million for the same period in 2007.

Net income for the second quarter of 2008 was $4.6 million, compared to net income of $5.0 million for the second quarter of 2007. Earnings per share for the second quarter of each of 2008 and 2007 was $0.07.

For the six months ended June 30, 2008, revenue was $32.5 million, an increase of 6.3% compared to $30.6 million for the same period in 2007.

Net income for the six months ended June 30, 2008 was $8.3 million, compared to net income of $11.5 million for the first six months of 2007. Earnings per share for six months ended June 30, 2008 were $0.12 compared to $0.16 for the first six months of 2007.

The significant growth in revenue during the second quarter of 2008 includes an increase in both domestic and international revenue for the period. Revenue in China increased 65.6% to $8.5 million, compared to $5.1 million for the second quarter of 2007, reflecting successful marketing efforts in China and the increase in the value of the renminbi against the dollar. In addition, international revenue rose 21.4% to $11.1 million for the second quarter, compared to $9.2 million for the same period in 2007, reflecting a reduction on export restrictions in that period by China’s Administration of Quality Supervision, Inspection and Quarantine (“AQSIQ”) which announced an ongoing national campaign in China against unsafe food and substandard products in August 2007. It is important to note that to date, no problems have been identified with any of Tiens’ products.

Results for the six months ended June 30, 2008 were affected by a 15% decrease in revenue in China during the first quarter of 2008. During the first quarter of 2008, we believe that sales in China were negatively impacted by continued uncertainty in China regarding the impact of direct selling regulations and uncertainty regarding the timing of the direct selling license application process and approval which has been submitted by Tianjin Tianshi Biological Engineering Co., Ltd. (“Tianshi Engineering”), an affiliated Chinese company.

Revenue by Region

As stated above, revenue in China for the second quarter of 2008 increased 65.6% to $8.5 million, compared to $5.1 million for the second quarter of 2007. International revenue for the second quarter of 2008 increased 21.4% to $11.1 million, compared to $9.2 million for the second quarter of 2007. For the six months ended June 30, 2008, revenue in China was $14.6 million, an 18.4% increase compared to $12.3 million for the same period in 2007. For the six months ended June 30, 2008, international revenue was $17.9 million, a decrease of 1.9% compared to $18.2 million for the same period in 2007. This decrease in international revenue reflects the impact of the export restrictions which were introduced in third quarter of 2007 and impacted results for subsequent quarters, including the first quarter of 2008. The increase in international revenue in the second quarter of 2008 reflects a reduction on the export restrictions in that period.

Background

In August 2007, AQSIQ announced an ongoing national campaign in China against unsafe food and substandard products. As a result of this campaign by the AQSIQ, there has been a general slow-down and backlog of export clearances for Chinese food products, and, from August 2007 through the first quarter of 2008, we experienced significant delays in obtaining export clearance for all of the products which we sell to our international affiliates. Beginning in the second quarter of 2008, these export restrictions were reduced for exports to countries in Africa and Asia, but remained in place for exports to countries in Europe and the Americas. To facilitate the export of our product in the future, in May 2008 we established a new subsidiary, Dongfeng Tianshi Biological Development Co., Ltd. (“Dongfeng Biological”) in Liaoyuan, Jilin Province. To date, Dongfeng Biological has not yet conducted any operations.

In China, Tiens sells its products to Tianjin Engineering, an affiliated Chinese company. In order to qualify for a direct selling license in China, Tianshi Engineering is required to produce a part of the products that it sells in China. As a result, in 2006, Tiens began to sell semi-finished products to Tianshi Engineering, which jointly shares licenses with Tiens to produce, manufacture and sell the products. The semi-finished products, which Tiens is now exclusively selling in China, have lower sales prices than the finished products Tiens had previously sold to Tianshi Engineering.

The application of Tianshi Engineering for a direct selling license in China is still pending.

Other Highlights

Cost of sales for the second quarter of 2008 increased 39.3% to $6.2 million, compared to $4.5 million for the same period in 2007. The rise in cost of sales reflects increases in both sales and the value of the renminbi against the dollar. For the six months ended June 30, 2008, cost of sales increased 15.2% to $10.2 million, compared to $8.9 million for the same period in 2007. Cost of sales for the period reflect greater raw materials costs.

Gross profit for the second quarter of 2008 increased 36.3% to $13.5 million, compared to $9.9 million for the same period in 2007. For the six months ended June 30, 2008, gross profit increased 2.6% to $22.2 million, compared to $21.7 million for the same period in 2007. The gross profit margin for the second quarter of 2008 was 68.4%, compared to 68.9% for the same period in 2007. For the six months ended June 30, 2008, the gross profit margin was 68.5%, compared to 70.9% for the same period in 2007. This modest decrease reflects the increase in the cost of raw materials while the price at which we sell our products has remained constant.

Selling, general and administrative expenses were $5.1 million for the second quarter of 2008, an increase of 50.2% compared to $3.4 million for the same period in 2007. The selling and administrative expenses as a percentage of sales was 25.9% for the second quarter of 2008 compared to 23.7% for the same period in 2007. For the six months ended June 30, 2008, selling, general and administrative expenses were $8.3 million, an increase of 25.3% compared to $6.7 million in the same period in 2007. For the six months ended June 30, 2008, selling, general and administrative expenses as a percentage of sales was 25.7%, compared to 21.8% for the same period in 2007. This increase was primarily due to increases in general administration costs related to the construction of the Life Resources project, salary and insurance expenses, advertising, research and development expenses and the appreciation of the renminbi.

Tiens continues to strive to expand its market share in China through the branches, chain stores, and Chinese affiliated companies of Tianshi Engineering. To enhance its position in this competitive market, Tianshi Engineering continues to increase its marketing activities in China, including opening additional branches across China, developing a nation-wide advertising campaign, encouraging media coverage and strengthening the Tiens brand.

As of June 30, 2008, Tiens had $86.9 million of retained earnings and total shareholders' equity of $128.3 million.

Jinyuan Li, Chairman, President and CEO of Tiens, said, “We are pleased with the increase in both domestic and international revenues over last year’s second quarter and our sequential growth compared to the first quarter of 2008. We are committed to gaining greater market share in China for our high quality products and are beginning to reap the benefit of reduced international export restrictions. The further reduction of these restrictions represent an opportunity for Tiens to meet the demands of its growing international customer base. We remain optimistic for long term domestic and international growth.”

About Tiens Biotech Group (USA), Inc. www.tiens-bio.com.

Tiens Biotech Group (USA), Inc. (AMEX:TBV) conducts its business operations from Tianjin, People’s Republic of China. Tiens primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary supplements.

Tiens derives its revenues principally from product sales to affiliated companies in China and internationally in 52 countries. Since its establishment, Tiens has developed and produced 33 nutrition supplements, which include wellness products and dietary supplements. Tiens develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Tiens has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

In China, Tiens conducts the marketing and sales of its products through its affiliated company, Tianshi Engineering. Tianshi Engineering markets and sells Tiens’ products in China through chain stores, domestic affiliated companies, and its 100 branches. Outside of China, Tiens sells its products to affiliated companies in 52 countries who in turn sell through an extensive direct sales force, or multi-level marketing sales force. The Company’s direct sales marketing program is subject to governmental regulation in each of these countries.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) whether the Company continues to experience delays in the export clearance of its products; (v) whether Tianshi Engineering, the Company’s affiliate which sells its products in China, obtains a direct selling license in China; and (vi) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov under "Search for Company Filings."

-Tables Follow-

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007 (Unaudited)

	Three months ended June 30		Six months ended June 30
	2008	2007 As Adjusted (Note1)	2008	2007 As Adjusted (Note 1)

REVENUE - RELATED PARTIES	$19,654,447	$14,320,482	$32,475,268	$30,557,271

COST OF SALES - RELATED PARTIES	6,203,705	4,454,594	10,243,765	8,890,193

GROSS PROFIT	13,450,742	9,865,888	22,231,503	21,667,078

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,088,597	3,388,675	8,335,796	6,653,582

INCOME FROM OPERATIONS	8,362,145	6,477,213	13,895,707	15,013,496
(Interest expense)	(80,078)	(106,351)	(132,662)	(211,573)
Interest income	268,517	587,270	505,849	1,217,183
Other (expense), net	(1,246,287)	(42,984)	(986,864)	(117,463)
OTHER (EXPENSE), INCOME, NET	(1,057,848)	437,935	(613,677)	888,147

INCOME BEFORE PROVISION FOR INCOME TAXES
AND MINORITY INTEREST	7,304,297	6,915,148	13,282,030	15,901,643

PROVISION FOR INCOME TAXES	1,664,054	555,395	3,144,448	1,266,405

INCOME BEFORE MINORITY INTEREST	5,640,243	6,359,753	10,137,582	14,635,238

MINORITY INTEREST	998,642	1,369,361	1,887,079	3,122,579

NET INCOME	4,641,601	4,990,392	8,250,503	11,512,659

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	2,675,768	2,383,905	7,099,628	3,773,257

COMPREHENSIVE INCOME	$7,317,369	$7,374,297	$15,350,131	$15,285,916

EARNINGS PER SHARE, BASIC AND DILUTED	$0.07	$0.07	$0.12	$0.16

WEIGHTED AVERAGE NUMBER OF SHARES	71,333,586	71,333,586	71,333,586	71,333,586

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2008 AND DECEMBER 31, 2007

A S S E T S

	June 30, 2008 (Unaudited)	December 31, 2007 As Adjusted (Note 1)
CURRENT ASSETS:
Cash	$47,741,333	$54,081,848
Accounts receivable, trade - related parties, net of allowance for doubtful accounts of $109,415 and $71,700, as of June 30, 2008 and December 31, 2007, respectively	23,176,490	14,268,229
Accounts receivable, trade - third parties	-	104,398
Inventories	6,222,266	5,949,963
Other receivables	609,326	1,068,343
Other receivables - related parties	11,844,719	13,887,138
Employee advances	260,974	65,901
Prepaid expense	285,677	623,638
Prepaid income taxes	734,772	-
Total current assets	90,875,557	90,049,458

PLANT AND EQUIPMENT, net	16,053,138	16,071,900

OTHER ASSETS:
Construction in progress	55,279,413	39,792,774
Construction deposits	1,615,659	1,089,216
Intangible assets, net	9,711,580	9,246,879
Other assets	5,274,200	5,301,847
Total other assets	71,880,852	55,430,716

Total assets	$178,809,547	$161,552,074

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2008 AND DECEMBER 31, 2007

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y

	June 30, 2008 (Unaudited)	December 31, 2007 As Adjusted (Note 1)
CURRENT LIABILITIES:
Accounts payable	$5,592,022	$4,070,906
Advances from customers - related parties	2,493,135	1,700,838
Wages and benefits payable	892,276	1,250,685
Other taxes payable	451,829	536,819
Income taxes payable	2,803,788	665,726
Contractor deposits	738,208	595,128
Contactor payables	9,350,693	7,820,285
Other payables	1,137,420	1,133,539
Other payables - related parties	7,437,449	7,938,205
Dividend payable to minority interest	-	4,902,629
Current portion of long term debt, related party	2,130,000	2,130,000
Total current liabilities	33,026,820	32,744,760

NON-CURRENT LIABILITIES
Long term debt, net of current portion, related party	3,202,742	4,267,742
Other payables-non current	572,767	538,130
Deferred income	5,210,120	4,895,049
Total non current liabilities	8,985,629	9,700,921

Total liabilities	42,012,449	42,445,681

MINORITY INTEREST	8,484,637	6,144,063

SHAREHOLDERS' EQUITY:
Common stock, $0.001 par value, 250,000,000 shares authorized,
71,333,586 issued and outstanding, respectively	71,334	71,334
Paid-in-capital	8,842,009	8,842,009
Statutory reserves	9,420,783	9,420,783
Retained earnings	86,918,663	78,668,160
Accumulated other comprehensive income	23,059,672	15,960,044
Total shareholders' equity	128,312,461	112,962,330
Total liabilities and shareholders' equity	$178,809,547	$161,552,074

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007 (UNAUDITED)

	June 30, 2008	June 30, 2007 As Adjusted (Note 1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$8,250,503	$11,512,659
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Provision for doubtful accounts	37,715	547
Minority interest	1,887,079	3,122,579
Depreciation	1,373,096	1,426,271
Amortization	140,911	117,830
Interest income	(92,523)	(935,932)
(Gain) on sale of assets	(8,554)	-
(Increase) decrease in assets:
Accounts receivable, trade - related parties	(15,693,689)	(4,062,388)
Accounts receivable, trade - third parties	22,722	-
Other receivables	498,556	2,239,427
Other receivables - related parties	(526,327)	(4,120,698)
Inventories	190,894	1,628,894
Employee advances	(185,415)	(49,889)
Prepaid expense	365,778	406,509
Increase (decrease) in liabilities:
Accounts payable	1,223,358	(648,583)
Advances from customers - related parties	663,444	(67,035)
Wages and benefits payable	(422,254)	(289,033)
Other taxes payable	1,205,680	(40,345)
Other payables	(67,118)	(83,390)
Other payables - related parties	16,388	(299,389)
Net cash provided by operating activities	(1,119,756)	9,858,034
CASH FLOWS FROM INVESTING ACTIVITIES:
Repayment from (loans to) related parties	2,133,222	(4,689,017)
Collections from loans to local government	450,197	-
Acquisition of intangible assets	-	(129,527)
Construction deposits	(2,206,145)	-
Contractor deposits	101,801	412,802
Addition to construction in progress	(9,722,463)	(12,961,091)
Proceeds from sale of equipment	61,152	-
Purchase of equipment and automobiles	(360,192)	(1,158,813)
Net cash used in investing	(9,542,428)	(18,525,646)

CASH FLOW FROM FINANCING ACTIVITIES:
Loan from (repayment to) related parties	7,400,000	(843,115)
Payments on long term debt, related party	(1,065,000)	-
Proceeds from share subscription in subsidiary	-	18,000,130
Proceeds from joint venture investor in Dongfeng	2,828	-
Payment to minority interest shareholder	(5,070,091)	(6,676,102)
Net cash provided by (used in) financing activities	1,267,737	10,480,913

EFFECTOF EXCHANGE RATE CHANGES ON CASH	3,053,932	1,272,215

INCREASE (DECREASE) IN CASH	(6,340,515)	3,085,516

CASH, beginning of period	54,081,848	55,214,540

CASH, end of period	$47,741,333	58,300,056

Supplemental disclosures of cash flow information
Cash pain during the year for:
Interest (net of amount capitalized)	$132,662	-
Income taxes	$1,822,619	1,370,002

Note 1.

On December 20, 2007, the Company’s subsidiary, Tianshi International Holdings Group Ltd. (“Tianshi Holdings”), entered a Sale and Purchase Agreement with Tianshi International Investment Group Co., Ltd. (“Tianshi Investment”). Pursuant to the Sale and Purchase Agreement, Tianshi Holdings agreed to buy all of the registered share capital of Tianjin Tiens Life Resources Co., Ltd. (“Life Resources”) for $64.2 million. The closing of the transaction was subject to government approval of transfer of all of the share capital of Life Resources to Tianshi Holdings. On March 13, 2008, the Chinese government approved the transfer. As Tianshi Holdings and Life Resources were under common control by Jinyuan Li before the combination, the combination was treated for accounting purposes as a pooling of interests. The balance sheet of the Company at December 31, 2007 and comparative interim financial statements for the corresponding periods of the preceding fiscal year were adjusted as if Life Resources had been combined before January 1, 2007.

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
REVENUE BY REGION
(Unaudited)

	Three months
	ended June 30,

	2008	2007	Change

China	$8,509,932	$5,137,313	65.6%
International	$11,144,515	$9,183,169	21.4%
Total	$19,654,447	$14,320,482	37.2%

	Six months
	ended June 30,

	2008	2007	Change

China	$14,615,711	$12,347,614	18.4%
International	$17,859,557	$18,209,657	-1.9%
Total	$32,475,268	$30,557,271	6.3%